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                                                                EXHIBIT 23.01(b)


                               CONSENT OF COUNSEL

We hereby consent to the use of our name under the heading "Legal Matters" in the Post-Effective Amendment No. 1 to Form S-1 Registration Statement (Reg. No. 333-67072) as filed with the United States Securities and Exchange Commission (the "SEC") on or about December 16, 2002 and the related Prospectus of Global Macro Trust. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the SEC thereunder.


RICHARDS, LAYTON & FINGER
December 13, 2002